EXHIBIT 23.3



               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the use of our preliminary estimates, as of April 1, 2001, dated May 23, 2001, setting forth the Pontotoc Production, Inc. proved developing producing oil and gas reserve and revenue estimates for properties located in Oklahoma and Texas. We hereby consent to all references to our firm included in or made a part of this Form 10-KSB for the year ended March 31, 2001, filed by Pontotoc Production, Inc. We further consent to the incorpora-tion by reference of said preliminary estimates in the Registra-tion Statement of Ascent Energy, Inc. on Form S-4 (File No.
333-57746, effective June 29, 2001).


                                NETHERLAND, SEWELL & ASSOCIATES, INC.



                                By:/s/ Danny D. Simmons
                                   Danny D. Simmons
                                   Senior Vice President


Houston, Texas
June 29, 2001